Exhibit 99.1

TRANSACTIONS
Except as previously disclosed in this Schedule 13D, as amended, the following table sets forth all transactions by the Reporting Persons (on behalf of the Funds or Accounts) with respect to the securities of Core Scientific, Inc. effected since January 20, 2026, inclusive of any transactions effected through 4:00 p.m., New York City time, on February 19, 2026. Except as otherwise noted below, all such transactions were purchases or sales of securities of Core Scientific, Inc. effected in the open market, and the table excludes commissions paid in per share prices.

TWO SEAS GLOBAL (MASTER) FUND LP

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Common Stock	(200,000)	18.400 (1)	1/23/2026
Common Stock	(100,000)	18.600 (2)	1/23/2026
Common Stock	(125,277)	18.835 (3)	1/23/2026
Common Stock	(125,277)	18.879 (4)	1/23/2026
Common Stock	(125,277)	18.974 (5)	1/23/2026
Common Stock	192,421	18.952 (6)	1/26/2026
Common Stock	(83,215)	19.300	1/26/2026
Common Stock	(285,779)	19.544 (7)	1/26/2026
Common Stock	(250,000)	19.250 (8)	1/27/2026
Common Stock	(100,000)	19.450	1/27/2026
Common Stock	(150,000)	19.500	1/27/2026
Common Stock	(100,000)	19.780	1/27/2026
Common Stock	(250,000)	19.800	1/27/2026
Common Stock	(208,038)	19.892 (9)	1/27/2026
Common Stock	(124,822)	19.900	1/27/2026
Common Stock	205,639	19.448 (10)	1/28/2026
Common Stock	287,894	18.927 (11)	1/29/2026
Common Stock	287,894	18.012 (12)	1/30/2026
Common Stock	209,506	14.831 (13)	2/5/2026
Common Stock	(250,000)	15.900 (14)	2/6/2026
Common Stock	(250,000)	16.200	2/6/2026
Common Stock	(122,278)	16.702 (15)	2/6/2026
Call Option (Exercise Price $17, Expiration 2/20/26)	(15,000) contracts relating to (1,500,000) shares	1.920	2/9/2026
Call Option (Exercise Price $18, Expiration 3/20/26)	15,000 contracts relating to 1,500,000 shares	2.560	2/9/2026
Call Option (Exercise Price $23, Expiration 3/20/26)	(15,000) contracts relating to (1,500,000) shares	1.000	2/9/2026
Common Stock	350,000	17.882 (49)	2/19/2026
Call Option (Exercise Price $17, Expiration 2/20/26)	(35,776) contracts relating to (3,577,600) shares	0.592	2/19/2026
Call Option (Exercise Price $20, Expiration 4/17/26)	29,650 contracts relating to 2,965,000 shares	1.789	2/19/2026

TWO SEAS STRATEGIC INVESTMENT FUND LP

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Common Stock	(22,152)	18.835 (16)	1/23/2026
Common Stock	(22,152)	18.879 (17)	1/23/2026
Common Stock	(22,152)	18.974 (18)	1/23/2026
Common Stock	34,775	18.952 (19)	1/26/2026
Common Stock	(15,039)	19.300	1/26/2026
Common Stock	(51,647)	19.544 (20)	1/26/2026
Common Stock	(37,598)	19.892 (21)	1/27/2026
Common Stock	(22,559)	19.900	1/27/2026
Common Stock	39,747	19.448 (22)	1/28/2026
Common Stock	55,646	18.927 (23)	1/29/2026
Common Stock	55,646	18.012 (24)	1/30/2026
Common Stock	40,494	14.831 (25)	2/5/2026
Common Stock	(23,635)	16.702 (26)	2/6/2026

ACCOUNTS

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Common Stock	(1,800)	18.835 (27)	1/23/2026
Common Stock	(1,800)	18.879 (28)	1/23/2026
Common Stock	(1,800)	18.974 (29)	1/23/2026
Common Stock	(771)	18.835 (30)	1/23/2026
Common Stock	(771)	18.879 (31)	1/23/2026
Common Stock	(771)	18.974 (32)	1/23/2026
Common Stock	2,826	18.952 (33)	1/26/2026
Common Stock	(1,222)	19.300	1/26/2026
Common Stock	(4,197)	19.544 (34)	1/26/2026
Common Stock	1,211	18.952 (35)	1/26/2026
Common Stock	(524)	19.300	1/26/2026
Common Stock	(1,798)	19.544 (36)	1/26/2026
Common Stock	(3,055)	19.892 (37)	1/27/2026
Common Stock	(1,833)	19.900	1/27/2026
Common Stock	(1,309)	19.892 (38)	1/27/2026
Common Stock	(786)	19.900	1/27/2026
Common Stock	3,230	19.448 (39)	1/28/2026
Common Stock	1,384	19.448 (40)	1/28/2026
Common Stock	4,522	18.927 (41)	1/29/2026
Common Stock	1,938	18.927 (42)	1/29/2026
Common Stock	4,522	18.012 (43)	1/30/2026
Common Stock	1,938	18.012 (44)	1/30/2026
Common Stock	105,003	14.831 (45)	2/5/2026
Common Stock	44,997	14.831 (46)	2/5/2026
Common Stock	(2,861)	16.702 (47)	2/6/2026
Common Stock	(1,226)	16.702 (48)	2/6/2026

*Prices reflected on a per share basis. Each option is subject to a 100 contract multiplier.
(1) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $18.35 to $18.45, inclusive. The Reporting Persons undertake to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased or sold, as applicable, at each separate price within the ranges set forth in footnotes (1) – (49).
(2) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $18.60 to $18.615, inclusive.
(3) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $18.78 to $19.18, inclusive.
(4) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $18.79 to $19.16, inclusive.
(5) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $18.95 to $19.075, inclusive.
(6) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $18.811 to $19.00, inclusive.
(7) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $19.50 to $19.66, inclusive.
(8) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $19.25 to $19.28, inclusive.
(9) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $19.88 to $19.915, inclusive.
(10) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $19.35 to $19.50, inclusive.
(11) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $18.77 to $19.12, inclusive.
(12) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $17.92 to $18.15, inclusive.
(13) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.72 to $15.00, inclusive.
(14) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $15.90 to $15.93, inclusive.
(15) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $16.365 to $16.895, inclusive.
(16) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $18.78 to $19.18, inclusive.
(17) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $18.79 to $19.16, inclusive.
(18) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $18.95 to $19.075, inclusive.
(19) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $18.811 to $19.00, inclusive.
(20) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $19.50 to $19.66, inclusive.
(21) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $19.88 to $19.915, inclusive.
(22) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $19.35 to $19.50, inclusive.
(23) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $18.77 to $19.12, inclusive.
(24) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $17.92 to $18.15, inclusive.
(25) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.72 to $15.00, inclusive.
(26) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $16.365 to $16.895, inclusive.
(27) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $18.78 to $19.18, inclusive.
(28) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $18.79 to $19.16, inclusive.
(29) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $18.95 to $19.075, inclusive.
(30) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $18.78 to $19.18, inclusive.
(31) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $18.79 to $19.16, inclusive.
(32) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $18.95 to $19.075, inclusive.
(33) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $18.811 to $19.00, inclusive.
(34) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $19.50 to $19.66, inclusive.
(35) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $18.811 to $19.00, inclusive.
(36) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $19.50 to $19.66, inclusive.
(37) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $19.88 to $19.915, inclusive.
(38) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $19.88 to $19.915, inclusive.
(39) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $19.35 to $19.50, inclusive.
(40) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $19.35 to $19.50, inclusive.
(41) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $18.77 to $19.12, inclusive.
(42) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $18.77 to $19.12, inclusive.
(43) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $17.92 to $18.15, inclusive.
(44) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $17.92 to $18.15, inclusive.
(45) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.72 to $15.00, inclusive.
(46) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $14.72 to $15.00, inclusive.
(47) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $16.365 to $16.895, inclusive.
(48) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $16.365 to $16.895, inclusive.
(49) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $17.33 to $18.00, inclusive.